As filed with the Securities and Exchange Commission on June 30, 2023
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
___________________________________

COMSCORE, INC.
(Exact name of registrant as specified in its charter)

Delaware	54-1955550
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11950 Democracy Drive, Suite 600 Reston, Virginia	20190
(Address of Principal Executive Offices)	(Zip Code)

COMSCORE, INC. 2018 EQUITY AND INCENTIVE COMPENSATION PLAN
(Full title of the plan)

Ashley Wright General Counsel, Corporate & Securities comScore, Inc. 11950 Democracy Drive, Suite 600 Reston, Virginia 20190
(Name and address of agent for service)

(703) 438-2000
(Telephone number, including area code, of agent for service)
___________________________________
Copies to: Benjamin Barron Vinson & Elkins L.L.P. 845 Texas Avenue, Suite 4700 Houston, Texas 77002 (713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐	Smaller reporting company	☑
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the "Securities Act"). ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 (this "Registration Statement") is being filed for the purpose of registering the offer and sale of an additional 10,000,000 shares of common stock, par value $0.001 per share (the "Common Stock") that may be issued pursuant to the comScore, Inc. 2018 Equity and Incentive Compensation Plan (as amended from time to time, the "Plan"). Except as otherwise set forth below, the contents of the registration statements on Form S-8 previously filed with the Securities and Exchange Commission (the "Commission") on each of June 4, 2018 (File No. 333-225400), July 17, 2020 (File No. 333-239931) and June 29, 2022 (File No. 333-265922), which registered the offer and sale of 12,491,277 shares, an additional 9,600,000 shares and an additional 7,600,000 shares, respectively, of Common Stock under the Plan, are incorporated herein by reference and made a part of this Registration Statement as permitted by General Instruction E to Form S-8.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
comScore, Inc. (the "Registrant") will send or give to all participants in the Plan the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Commission under the Securities Act. In accordance with Rule 428, the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The contents of the earlier registration statements relating to the Plan, previously filed with the Commission on each of June 4, 2018 (File No. 333-225400), July 17, 2020 (File No. 333-239931) and June 29, 2022 (File No. 333-265922), are incorporated herein by reference and made a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description

4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.3 to the Registrant's Registration Statement on Form S-1, as amended, filed June 12, 2007 (File No. 333-141740))

4.2
Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 4.2 to the Registrant's Registration Statement on Form S-8, filed June 4, 2018 (File No. 333-225400))

4.3
Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant, dated March 10, 2021 (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed March 15, 2021 (File No. 001-33520))

4.4
Certificate of Designations of Series B Convertible Preferred Stock, par value $0.001, of the Registrant dated March 10, 2021 (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K, filed March 15, 2021 (File No. 001-33520))

4.5
Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Current Report on Form 8-K, filed June 22, 2023 (File No. 001-33520))

4.6
Certificate of Amendment to the Certificate of Designations of Series B Convertible Preferred Stock, par value $0.001, of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K, filed June 22, 2023 (File No. 001-33520))

4.7
Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Quarterly Report on Form 10-Q for the period ended June 30, 2018, filed August 10, 2018 (File No. 001-33520))

5.1*	Opinion of Vinson & Elkins L.L.P.

23.1*	Consent of Deloitte & Touche LLP

23.2*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1 to this Registration Statement)

24.1*	Power of Attorney (included in the signature page of this Registration Statement)

99.1
comScore, Inc. 2018 Equity and Incentive Compensation Plan, as amended and restated effective as of July 9, 2020 (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K, filed July 15, 2020 (File No. 001-33520))

99.2
First Amendment to the comScore, Inc. Amended and Restated 2018 Equity and Incentive Compensation Plan (incorporated by reference to Annex A to the Registrant's Definitive Proxy Statement on Schedule 14A, filed April 29, 2022 (File No. 001-33520))

99.3
Second Amendment to the comScore, Inc. Amended and Restated 2018 Equity and Incentive Compensation Plan (incorporated by reference to Annex A to the Registrant's Definitive Proxy Statement on Schedule 14A, filed April 28, 2023 (File No. 001-33520))

107.1*	Calculation of Filing Fee Tables

*    Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Virginia, on June 30, 2023.

COMSCORE, INC.

By:	/s/ Mary Margaret Curry
Name:	Mary Margaret Curry
Title:	Chief Financial Officer and Treasurer
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mary Margaret Curry and Ashley Wright each as his or her attorney-in-fact, with full power of substitution for him or her in any and all capacities, to sign any amendments to this Registration Statement, including any and all pre-effective and post-effective amendments and to file such amendments thereto, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that said attorney-in-fact, or each of her substitute or substitutes, may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated on June 30, 2023.

Signatures	Title

/s/ Jonathan Carpenter	Chief Executive Officer
Jonathan Carpenter	(Principal Executive Officer)

/s/ Mary Margaret Curry	Chief Financial Officer and Treasurer
Mary Margaret Curry	(Principal Financial Officer and Principal Accounting Officer)

/s/ Nana Banerjee	Chairman
Nana Banerjee

/s/ William P. Livek	Vice Chairman
William P. Livek

/s/ Brent D. Rosenthal	Lead Director
Brent D. Rosenthal

/s/ Itzhak Fisher	Director
Itzhak Fisher

/s/ Leslie Gillin	Director
Leslie Gillin

/s/ David Kline	Director
David Kline

/s/ Pierre-Andre Liduena	Director
Pierre-Andre Liduena

/s/ Kathleen Love	Director
Kathleen Love

/s/ Martin Patterson	Director
Martin Patterson

/s/ Brian Wendling	Director
Brian Wendling